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                                                                    Exhibit 2.02

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                            STOCK PURCHASE AGREEMENT

                            dated September 15, 1997,

                                      among

                             K & F INDUSTRIES, INC.

                                       and

                               THE STOCKHOLDERS OF
                             K & F INDUSTRIES, INC.

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            STOCK PURCHASE AGREEMENT dated as of September 15, 1997, among (i) K
& F INDUSTRIES, INC., a Delaware corporation (the "Company"), and (ii) the securityholders of the Company listed on Schedule I (the "Selling
Stockholders").

            Each Selling Stockholder listed under Part A of Schedule I (collectively, the "Existing Stockholders") is the owner of the number of shares of (i) Common Stock, $.01 par value (the "Common Stock"), of the Company set forth opposite the name of such Selling Stockholder under column (1) on Schedule I or (ii) Preferred Stock, $.01 par value (the "Preferred Stock"), of the Company set forth opposite the name of such Selling Stockholder under column (2) on Schedule I. Each Selling Stockholder listed under Part B of Schedule I (collectively, the "Company Optionholders") is the owner of an option or options (collectively, the "Company Options") granted by the Company to purchase from the Company the number of shares of Common Stock set forth opposite the name of such Selling Stockholder under column (1) on Schedule I. Each Selling Stockholder listed under Part C of Schedule I (collectively, the "BLS Optionholders") is the owner of an option or options (collectively, the "BLS Options") granted by Bernard L. Schwartz ("BLS") to purchase from BLS the number of shares of Common Stock set forth opposite the name of such Selling Stockholder under column (1) on Schedule I. The Company Options and the BLS Options are referred to as the "Options." The shares of Common Stock or Preferred Stock owned, or subject to the Options owned, by the Selling Stockholders are referred to as the "Shares." The Company and the Selling Stockholders contemplate that the Company purchase certain of the Shares (the "Purchase Shares"), all upon the terms and subject to the conditions of this Agreement.

Accordingly, the parties agree as follows:


                                   ARTICLE I
                      SALE AND PURCHASE OF PURCHASE SHARES

1.1.  Sale and Purchase of Purchase Shares.

            Upon the terms and subject to the conditions of this Agreement, at the Closing, each Selling Stockholder shall sell, transfer, convey and assign to the Company, and the Company shall purchase and acquire from such Selling Stockholder, out of funds legally available therefor, the number of shares of
(i) Common Stock set forth, or determined in accordance with the formula set


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forth, opposite the name of such Selling Stockholder under column (3) on
Schedule I or (ii) Preferred Stock set forth, or determined in accordance with the formula set forth, opposite the name of such Selling Stockholder under column (4) on Schedule I.

1.2.  Delivery of Purchase Shares.

            At the Closing, in exchange for the delivery by the Company of the purchase price referred to in Section 1.3, each Selling Stockholder shall deliver or cause to be delivered to the Company a certificate or certificates representing the Purchase Shares to be sold by him or it pursuant to this Agreement, duly endorsed or accompanied by appropriate stock powers duly executed in blank, with all necessary documentary or transfer tax stamps affixed, and such other documents or instruments which may be necessary, or which the Company may reasonably request, in order to vest in the Company good and marketable title to such Purchase Shares, free and clear of all security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations (collectively referred to as "Liens"), whether written or oral and whether or not relating in any way to credit or the borrowing of money.

1.3.  Purchase Price for Purchase Shares.

            (a) The price per Share to be paid by the Company for the Purchase Shares shall be an amount (the "Per Share Price") equal to the quotient obtained by dividing (i) $625,000,000, plus the Cash Amount, as set forth in the certificate referred to in paragraph (b) below, minus the Debt Amount, as set forth in the certificate referred to in paragraph (b) below, minus the Brokerage Fee (as defined in Section 4.5), by (ii) 2,051,223. "Cash Amount" means the aggregate amount of cash and cash equivalents held by the Company or its subsidiaries as of the date of the Closing; and "Debt Amount" means the aggregate outstanding principal amount of indebtedness of the Company or its subsidiaries for borrowed money as of the date of the Closing, plus the aggregate amount of unpaid interest accrued through the date of the Closing on such indebtedness.

            (b) At the Closing, the Company shall deliver to the Selling Stockholders a certificate setting forth accurately the Cash Amount and the Debt Amount, as determined in accordance with generally accepted accounting principles consistently applied.

1.4.  Delivery of Purchase Price.

            (a) At the Closing, the Company shall deliver or cause to be delivered to:


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                  (i) Each Existing Stockholder the aggregate purchase price for the Purchase Shares sold by such Existing Stockholder;

                  (ii) each Company Optionholder the aggregate purchase price for the Purchase Shares sold by such Company Optionholder, minus the sum of (x) the aggregate exercise price payable by such Company Optionholder pursuant to his Company Option or Company Options, as set forth opposite the name of such Company Optionholder under column (5) on Schedule I and (y) any amounts required to be withheld by the Company for income tax purposes; and

                  (iii) (A) each BLS Optionholder the aggregate purchase price for the Purchase Shares sold by such BLS Optionholder, minus the sum of (x) the aggregate exercise price payable by such BLS Optionholder pursuant to his BLS Option or BLS Options, as set forth opposite the name of such BLS Optionholder under column (5) on Schedule I and (y) any amounts required to be withheld by the Company for income tax purposes, and (B) BLS such aggregate exercise price.

            (b) The amount payable by the Company to each Selling Stockholder shall be payable, at the election of such Selling Stockholder, by check or by wire transfer to an account designated by such Selling Stockholder.

1.5.  Certificate of Amendment; Stockholders' Agreement.

            At the Closing, immediately following the sale and purchase of the Purchase Shares contemplated by this Agreement:

                  (i) the Company shall file the Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate") in the form attached as Exhibit A with the Secretary of State of the State of Delaware, which Restated Certificate provides for a reclassification of the outstanding shares of capital stock of the Corporation into Common Stock;

                  (ii) (A) the Company, (B) BLS, and (C) Lehman Brothers Capital Partners II, L.P., Lehman Brothers Merchant Banking Portfolio Partnership L.P., Lehman Brothers Offshore Investment Partnership L.P., and Lehman Brothers Offshore Investment Partnership - Japan, L.P. (the "Lehman Investors"), shall execute and deliver a Stockholders Agreement, in form and substance satisfactory to the Company, BLS, and the Lehman Investors, reflecting the terms set forth on Exhibit B; and

                  (iii) the Company shall deliver to BLS and each Lehman Investor, in exchange for the surrender by such Selling

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Stockholder of all certificates representing Shares owned by such Selling
Stockholder that are not Purchase Shares (the "Retained Shares"), a certificate representing a number of shares of Common Stock equal to the number of Retained Shares of such Selling Stockholder.

                                   ARTICLE II
                                    CLOSING

            The closing (the "Closing") for the consummation of the transactions contemplated hereby shall take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York (or any other offices designated by the Company), simultaneously with the satisfaction of the conditions set forth in Article VI.

                                  ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS

            Each Selling Stockholder, severally and only with respect to himself or itself, represents and warrants to the Company as follows:

3.1.  Powers.

            Such Selling Stockholder has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

3.2.  Authorization.

            The execution and delivery by such Selling Stockholder of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate, partnership or other action on the part of such Selling Stockholder. This Agreement constitutes a legal, valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

3.3.  No Conflict.

            Assuming satisfaction of, and compliance with, the matters referred to in Article V, the execution and delivery by such Selling Stockholder of this Agreement and the consummation

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by such Selling Stockholder of the transactions contemplated hereby (i) to the knowledge of such Selling Stockholder, will not violate any law, statute, rule or regulation, (ii) will not conflict with any provision of the certificate of incorporation, partnership agreement, by-laws, or other organizational or constitutive instruments, if any, of such Selling Stockholder, (iii) will not require or make necessary any consent, approval or other action of, or notice to, any person, except for those that have been obtained or made, and (iv) will not conflict with, or result in a violation of, any agreement or other document or instrument to which such Selling Stockholder is a party or by which he or it, or any of his or its assets or properties, is bound.

3.4.  Purchase Shares.

            Such Selling Stockholder is, or upon exercise of his Option or Options will be, the record and beneficial owner of the number of Shares set forth opposite his or its name under column (1) or (2) on Schedule I. Such Shares constitute all shares of Common Stock or Preferred Stock such Selling Stockholder owns or has the right to acquire. The transfer to the Company by such Selling Stockholder of the Purchase Shares to be sold by him or it pursuant to this Agreement will pass to the Company good and marketable title to such Purchase Shares, and all other incidents of record and beneficial ownership pertaining thereto, free and clear of any Liens. None of such Purchase Shares is subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, written or oral, restricting or otherwise relating to the voting or disposition of such Purchase Shares, other than (i) this Agreement, (ii) in the case of the Existing Stockholders, the Amended and Restated Stockholders Agreement dated as of September 2, 1994 (the "Stockholders Agreement"), by and among the Company and its stockholders, (iii) in the case of the Company Optionholders, the K & F Industries, Inc. 1989 Stock Option Plan (the "Stock Option Plan"), and (iv) in the case of BLS and the BLS Optionholders, the BLS Options. No proxies have been granted with respect to such Purchase Shares which have not been revoked, expired or otherwise ceased to be in effect as of the date hereof. Except as contemplated herein, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which such Selling Stockholder is or may become obligated to sell any of his or its Purchase Shares.

3.5.  Litigation.

            There are no actions, suits, claims, investigations, or other legal, administrative or arbitration proceedings (collectively, "Proceedings") relating to the transactions contemplated hereby pending or, to the knowledge of such Selling Stockholder, threatened against such Selling Stockholder. There








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are no judgments, decrees, injunctions, or orders of any court, governmental department, commission, agency, instrumentality or arbitrator (collectively "Judgments") against such Selling Stockholder relating to the transactions contemplated hereby.

3.6.  No Brokers.

            No broker or finder has acted for such Selling Stockholder in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on any agreement or arrangement made by such Selling Stockholder.

3.7.  Acknowledgment.

            Such Selling Stockholder acknowledges that he or it has made its own analysis of the fairness of the Per Share Price and has not relied on any advice or recommendation by the Company or its directors, officers or affiliates with respect to his or its decision to enter into this Agreement and to consummate the transactions contemplated hereby. Such Selling Stockholder has had sufficient opportunity to investigate and review the business, management and financial affairs of the Company, and has had sufficient access to management of the Company, before his or its decision to enter into this Agreement. Such Selling Stockholder acknowledges that, in connection with his or its entry into this Agreement and consummation of the transactions contemplated hereby, (i) such Selling Stockholder has not relied on any representations or warranties of the Company, any director, officer or representative of the Company, or any other Selling Stockholder, except for the representations or warranties of the Company set forth in Article IV or referred to in Section 6.3(d), and (ii) such Selling Stockholder has made an independent decision to sell his or its Purchase Shares pursuant to this Agreement.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1.  Powers.

            The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.



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4.2.  Authorization.

            The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

4.3.  No Conflict.

            Assuming compliance with, and satisfaction of, the matters referred to in Article V, the execution and delivery by the Company of this Agreement and the consummation of the transaction contemplated hereby (i) will not violate any law, statute, rule or regulation, (ii) will not conflict with any provision of the Certificate of Incorporation or By-laws of the Company, (iii) will not require or make necessary any consent, approval or other action, or notice to, any person, except for those that have been obtained or made or as set forth in
Section 6.2, and (iv) will not conflict with, or result in a violation of, any agreement or other document or instrument to which the Company is a party or by which it or any of its assets or properties is bound. The Company's surplus, as determined in accordance with the General Corporation Law of the State of Delaware, is sufficient to permit the purchase of the Purchase Shares contemplated hereby.

4.4.  Litigation.

            There are no Proceedings seeking to enjoin the transactions contemplated hereby pending or, to the knowledge of the Company, threatened against the Company. There are no Judgments against the Company relating to the transactions contemplated hereby.

4.5.  No Brokers.

            Except for a fee of $1,000,000 (the "Brokerage Fee") payable by the Company to Unterberg Harris, no broker or finder has acted for the Company in connection with this


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Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on any agreement or arrangement made by the Company.

4.6 Capital Stock.

            Upon consummation of the transactions contemplated hereby, the authorized capital stock of the Company will consist of 1,000,000 shares of Common Stock, of which only the number of shares equal to the number of Retained Shares will be issued and outstanding. All such outstanding shares of Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable. Except as set forth in this Section 4.6, upon consummation of the transactions contemplated hereby, there will be no outstanding (i) shares of capital stock of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock of the Company, or (iii) options or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock or securities convertible into or exchangeable for capital stock of the Company.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

5.1 Stockholders Agreement; Consent.

            Each of the Company and the Existing Stockholders hereby (i) waives any rights he or it may have under the Stockholders Agreement with respect to the transactions contemplated by this Agreement, (ii) agrees that the Stockholders Agreement shall terminate automatically as of the Closing, and
(iii) otherwise consents to the transactions contemplated by the this Agreement in all respects. Without limiting the generality of the foregoing, BLS and the Lehman Investors, who will constitute all of the stockholders of the Corporation immediately following the sale and repurchase of the Purchase Shares contemplated by this Agreement, acting pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware, hereby approve and adopt the form, terms and provisions of the Restated Certificate in all respects.

5.2 Exercise of Company Options.

            Each Company Optionholder hereby exercises his Company Option or Company Options in full, such exercise to become effective as of the Closing. The Company hereby (i) agrees to issue the Shares to be issued upon such exercise at the Closing, (ii) agrees that payment of the exercise price under such Company Option or Company Options shall be made at the Closing, as provided in Section 1.4(a), and (ii) waives any rights it may have under the Stock Option Plan or such Company Option or Company Options with respect, and hereby consents, to the sale by such Company Optionholder of his Purchase Shares pursuant to this
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Agreement. Each Company Optionholder agrees that the consummation of the transactions contemplated hereby with respect to his Company Options constitutes full and complete satisfaction of his rights under the Stock Option Plan or such Company Options.

5.3 Exercise of BLS Options.

            Each BLS Optionholder hereby exercises his or its BLS Option or BLS Options in full, such exercise to become effective as of the Closing. BLS hereby
(i) agrees that payment of the exercise price under such BLS Option or BLS Options shall be made at the Closing, as provided in Section 1.4(a), and (ii) waives any rights he may have under such BLS Option or BLS Options with respect, and hereby consents, to the sale by such BLS Optionholder of his or its Purchase Shares pursuant to this Agreement. Each BLS Optionholder agrees that the consummation of the transactions contemplated hereby with respect to his or its BLS Options constitutes full and complete satisfaction of his or its rights under such BLS Options.

5.4 Efforts to Consummate.

            Subject to the terms and conditions of this Agreement, each party shall use his or its reasonable commercial efforts to take or cause to be taken all action reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including the obtaining of all consents, authorizations, orders and approvals of any third party, whether private or governmental, required in connection with the consummation of such transactions. Notwithstanding the foregoing, the conditions set forth in Section
6.1 and 6.2 may be asserted by the Company regardless of the circumstances giving rise to any such condition, including any action or inaction by the Company.

5.5 Equity Securities.

            Except as contemplated by this Agreement, from the date hereof until the Closing, the Company shall not declare, set aside, pay any dividend or make any distribution in respect of its capital stock, issue or sell any shares of any class of its capital stock, or issue or sell any securities convertible into, exercisable or exchangeable for or options or warrants to purchase or rights to subscribe for, any shares of any class of its capital stock, or enter into any agreement, contract or other commitment to do any of the foregoing.

5.6 Conduct of Business.

            From the date hereof until the Closing, the Company shall operate its business

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in the ordinary course of business consistent with past custom and practice.
Without limiting the generality of the foregoing, the Company shall not accelerate the payment of accounts payable or the incurrence of capital expenditures other than in the ordinary course of business consistent with past custom and practice.

5.7 Transfer of Shares.

            Except as contemplated by this Agreement, from the date hereof until the Closing, each Selling Stockholder shall not sell, transfer, convey, pledge or assign any Shares.

5.8 Expenses.

            Each party shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

                                   ARTICLE VI

                             CONDITIONS TO CLOSING


6.1 Conditions to Obligations of the Company and the Selling Stockholders.

            The obligations of the Company and each Selling Stockholder to consummate the sale and purchase of the Purchase Shares contemplated hereby are subject to the satisfaction of the following conditions, unless waived by the Company and each Existing Stockholder:

            (a) No Legal Proceedings. There shall not be (A) any Proceedings pending by or before any governmental entity (including, without limitation, any court) or threatened by any governmental entity (i) seeking to make illegal or to restrain or prohibit the transactions contemplated by this Agreement, or (ii) seeking to obtain damages from the Company or any of the Selling Stockholders in connection with the transactions contemplated by this Agreement, (B) any action taken, or any statute, rule, regulation or order proposed, enacted, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any governmental entity which results in any of the consequences referred to in subclauses (i) and (ii) of clause (A) above.

            (b) Solvency Opinion. The Company shall have received a "bring-down" opinion of Marshall & Stevens Incorporated, in form and substance satisfactory to the Company and the Selling Stockholders, to the effect that the conclusions set forth in the opinion dated September 9, 1997, of such firm are true and correct on the date of the Closing.



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6.2 Conditions to Obligation of Company.

            The obligation of the Company to consummate the sale and purchase of the Purchase Shares contemplated hereby is subject to the satisfaction of the following conditions, unless waived by the Company:

            (a) Representations and Warranties. The representations and warranties of each Selling Stockholder contained in Article III shall be true and correct in all material respects on the date of the Closing as if made on and as of such date.

            (b) Performance of Obligations. The Selling Stockholders shall have performed, in all material respects, all obligations required to be performed by each of them under this Agreement.

            (c) Required Consents. All consents, approvals and other actions of, and notices and filings with, all governmental entities and other persons as may be necessary or required with respect to the execution and delivery by each Selling Stockholder of this Agreement and the consummation by each Selling Stockholder of the transactions contemplated hereby shall have been obtained or made.

            (d) Credit Agreement. The Company shall have entered into definitive financing documentation, with terms satisfactory to the Company, BLS, and the Lehman Investors, implementing the terms of the commitment letter dated the date hereof of Lehman Commercial Paper Inc., providing for a secured credit facility of up to $372,000,000, and the closing under such documentation shall have occurred.

            (e) Notes Offering. The Company shall have issued $185,000,000 aggregate principal amount of senior subordinated notes (the "New Notes") upon terms and pursuant to documentation satisfactory to the Company, BLS, and the Lehman Investors.

            (f) Tender Offer. The holders of the Company's 10 3/8% Senior Subordinated Notes due 2004 shall have tendered, and the Company shall have accepted for payment, a majority in principal amount of such Senior Subordinated Notes in accordance with the Offer to Purchase and Consent Solicitation Statement dated September 12, 1997.

            (g) Loral Agreements. All agreements between the Company and Loral or BLS relating to the provision of services to the Company shall have been extended, renewed or confirmed upon terms satisfactory to the Company, BLS, and the Lehman Investors.

            (h) No Material Adverse Change. There shall not have occurred any event that has a material adverse effect on the assets, properties, liabilities, operations or business of the Company.


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6.3 Conditions to Obligation of Selling Stockholders.

            The obligation of each Selling Stockholder to consummate the sale and purchase of the Purchase Shares contemplated hereby is subject to the satisfaction of the following conditions, unless waived by each Existing
Stockholder:

            (a) Representations and Warranties. The representations and warranties of the Company contained in Article IV shall be true and correct in all material respects on the date of the Closing as if made on and as of such date.

            (b) Performance of Obligations. The Company shall have performed, in all material respects, all obligations required to be performed by it under this Agreement.

            (c) Required Consents. All consents, approvals and other actions of, and notices and filings with, all governmental entities and other persons as may be necessary or required with respect to the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby shall have been obtained or made.

            (d) Reliance on Representations. Such Selling Stockholder shall have received a certificate or similar statement of the Company, in form and substance satisfactory to such Selling Stockholder, that such Selling Stockholder is entitled to rely on those representations and warranties provided by the Company to the initial purchasers of the New Notes that relate to the historical and pro forma financial statements, including the notes thereto, set forth in the offering memorandum used in connection with the offering of the New Notes.

                                  ARTICLE VII

                                INDEMNIFICATION


7.1 Indemnification by Selling Stockholders.

            Each Selling Stockholder shall severally indemnify the Company, the other Selling Stockholders, and their respective affiliates, subsidiaries and successors, from, against, for and in respect of all damages, losses, obligations, liabilities, claims, actions, and reasonable costs and expenses (including, without limitation, reasonable attorneys', accountants' and other professional fees and expenses) sustained, suffered or incurred by the Company, any other Selling Stockholder, or any of their respective affiliates, subsidiaries or successors, as a result of a breach by such Selling Stockholder of any representation, warranty or agreement of such Selling Stockholder pursuant to or contained in this Agreement.


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7.2 Indemnification of Selling Stockholders.

            The Company shall indemnify each Selling Stockholder, and its affiliates, subsidiaries and successors, from, against, for and in respect of all damages, losses, obligations, liabilities, claims, actions, and reasonable costs and expenses (including, without limitation, reasonable attorneys', accountants' and other professional fees and expenses) sustained, suffered or incurred by such Selling Stockholder, or any of its affiliates, subsidiaries or successors, as a result of a breach of any representation, warranty or agreement of the Company contained in or made pursuant to this Agreement.

7.3 Survival.

            All representations and warranties contained in this Agreement shall survive the Closing.

7.4 Remedies Cumulative.

            The remedies provided for in this Article VII shall be cumulative and shall not preclude assertion by the indemnified parties of any other rights or the seeking of any other remedies against the indemnifying parties.


                                  ARTICLE VIII

                                  TERMINATION

8.1 Termination.

            (a) This Agreement may be terminated at any time prior to the Closing, by:

                 (i) the mutual consent of the Company and the Existing Stockholders holding a majority of the Shares held by all Existing Stockholders;

                 (ii) the Company or any Existing Stockholder, if the conditions set forth in Section 6.1 shall not have been met on or prior to October 31, 1997, except if such conditions have not been met solely as a result of the failure of the party seeking to terminate to fulfill any material obligation under this Agreement;

                 (iii) the Company, if the conditions set forth in Section 6.2 shall not have been met on or prior to October 31, 1997; and



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                 (iv)  any Existing Stockholder, if the conditions set forth in
Section 6.3 shall not have been met on or prior to October 31, 1997.

            (b) Any termination pursuant to paragraph (a) above shall be effected by notice from the party or parties so terminating to the other parties. Any such termination shall not relieve any party of any liability arising from such party's breach of any representation, warranty, or agreement contained herein prior to such termination.

                                   ARTICLE IX

                                 MISCELLANEOUS


9.1 Assignment.

            Without the prior written consent of all other parties, this Agreement and the rights hereunder shall not be assignable or transferable by any party.

9.2 No Third-Party Beneficiaries.

            This Agreement is for the sole benefit of the parties and nothing herein, express or implied, shall give or be construed to give to any person or entity, other than the parties, any legal or equitable rights hereunder.

9.3 Notices.

            All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:



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            if to the Company:

                     K & F Industries, Inc.
                     600 Third Avenue
                     New York, New York  10016
                     Fax:  (212) 867-1182
                     Telephone:  (212) 297-0900
                     Attention: Kenneth M. Schwartz
                                Executive Vice President

            with a copy to:

                     O'Sullivan Graev & Karabell, LLP
                     30 Rockefeller Plaza
                     New York, New York  10112
                     Fax:  (212) 408-2420
                     Telephone:  (212) 408-2400
                     Attention:  Robert Seber, Esq.

            if to any Selling Stockholder, to his or its address set forth on
            Schedule II;

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

9.4  Entire Agreement; Amendments.

            This Agreement contains the entire agreement, and supersedes all prior agreements, between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the Company and the Existing Stockholders; provided, however, that any such amendment shall not discriminate against any other Selling Stockholder without his or its consent.

9.5  Governing Law.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without given effect to its principles governing conflicts of laws, except to the extent the General Corporation Law of the State of Delaware governs.

9.6  Headings.

            The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

9.7  Counterparts.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date first above written.

                                     K & F INDUSTRIES, INC.


                                     By: /s/ KENNETH M. SCHWARTZ
                                         --------------------------------------
                                         Name:  Kenneth M. Schwartz
                                         Title: Executive Vice President


                                     THE SELLING STOCKHOLDERS:

                                     /s/ BERNARD L. SCHWARTZ
                                     ------------------------------------------
                                     Bernard L. Schwartz


                                     CBC CAPITAL PARTNERS, INC.


                                     By: /s/ DONALD HOFFMAN
                                         --------------------------------------
                                         Name:  Donald Hoffman
                                         Title:


                                     LORAL SPACE & COMMUNICATIONS
                                       LTD.


                                     By: /s/
                                         --------------------------------------
                                         Name:
                                         Title:


                                     LEHMAN BROTHERS CAPITAL PARTNERS II, L.P.


                                     By:  Lehman Brothers Holdings
                                          Inc., General Partner


                                     By: /s/ ALAN H. WASHKOWITZ
                                         --------------------------------------
                                         Name:  Alan H. Washkowitz
                                         Title: Vice President

                                     LEHMAN BROTHERS MERCHANT
                                     BANKING PORTFOLIO PARTNERSHIP
                                     L.P.

                                     By:  LB I Group Inc., General
                                          Partner


                                     By: /s/ ALAN H. WASHKOWITZ
                                        ----------------------------------
                                         Name: Alan H. Washkowitz
                                         Title: Senior Vice President


                                     LEHMAN BROTHERS OFFSHORE
                                       INVESTMENT PARTNERSHIP L.P.

                                     By:  Lehman Brothers Offshore
                                          Partners Ltd., General
                                          Partner


                                     By: /s/ ALAN H. WASHKOWITZ
                                        ----------------------------------
                                         Name: Alan H. Washkowitz
                                         Title: Authorized Signatory


                                     LEHMAN BROTHERS OFFSHORE
                                       INVESTMENT PARTNERSHIP - JAPAN L.P.

                                     By:  Lehman Brothers Offshore
                                          Partners Ltd., General
                                          Partner


                                     By: /s/ ALAN H. WASHKOWITZ
                                        ----------------------------------
                                        Name: Alan H. Washkowitz
                                        Title: Authorized Signatory

                                        /s/ *
                                        ----------------------------------
                                        Harold Booher


                                        /s/ *
                                        ----------------------------------
                                        Dirkson Charles


                                        /s/ *
                                        ----------------------------------
                                        Frank Crampton

                                        /s/ *
                                        ----------------------------------
                                        Glenn D'Alessandro



                                        /s/ *
                                        ----------------------------------
                                        Bruce DeYoung



                                        /s/ *
                                        ----------------------------------
                                         Donald Fogelsanger



                                        /s/ *
                                        ----------------------------------
                                        Richard Johnson



                                        /s/ *
                                        ----------------------------------
                                        Terry Lindsey



                                        /s/ *
                                        ----------------------------------
                                        Roger Martin



                                        /s/ *
                                        ----------------------------------
                                        Hal Miller



                                        /s/ *
                                        ----------------------------------
                                        Gregory Much



                                        /s/ *
                                        ----------------------------------
                                        Thomas Nemcheck



                                        /s/ KENNETH M. SCHWARTZ
                                        ----------------------------------
                                        Kenneth Schwartz



                                        /s/ *
                                        ----------------------------------
                                        Edward Searle



                                        /s/ *
                                        ----------------------------------
                                        John Skubina



                                        /s/ *
                                        ----------------------------------
                                        R. Welsch

                                        /s/ *
                                        ----------------------------------
                                        Jerry Wisener



                                        /s/ MICHAEL P. DEBLASIO
                                        ----------------------------------
                                        Michael P. DeBlasio


                                        /s/ *
                                        ----------------------------------
                                        B. LaPenta



                                        /s/ *
                                        ----------------------------------
                                        F. Lanza



                                        /s/ MICHAEL B. TARGOFF
                                        ----------------------------------
                                        Michael B. Targoff


                                         MICHAEL B. TARGOFF TRUST DATED
                                           05/10/80


                                        /s/ RICHARD RAYNER
                                        ----------------------------------
                                         Name: Richard Rayner
                                         Title: Trustee

*Signed for by Dirkson R. Charles, Attorney in Fact.

                              SELLING STOCKHOLDERS

                                         Shares                          Purchase Shares
                             -----------------------------    -------------------------------------
                             (1)           (2)                (3)                   (4)                        (5)
                             Common        Preferred Stock    Common Stock          Preferred Stock       Exercise Price
                             Stock
Name

PART A:

Bernard L. Schwartz          553,343       -                  482,843               -                     N/A

                                                              minus 50% of the
                                                              Retained Number (as
                                                              defined below)

CBC Capital Partners,        1             44,999             1                     44,999                N/A
  Inc.

Loral Space &
  Communications Ltd.        458,994       --                 458,994               --                    N/A

Lehman Brothers Capital
  Partners II, L.P.          --            325,156            --                    325,156               N/A

                                                                                    minus 16.55% of
                                                                                    the Retained Number



Lehman Brothers Merchant
  Banking Portfolio          --            478,387            --                    478,387               N/A
  Partnership L.P.
                                                                                    minus 24.34% of
                                                                                    the Retained Number

Lehman Brothers Offshore
  Investment Partnership     --            129,745            --                    129,745               N/A
  L.P.
                                                                                    minus 6.60% of
                                                                                    the Retained Number

Lehman Brothers Offshore
  Investment Partnership     --            49,348             --                    49,348                N/A
  - Japan L.P.
                                                                                    minus 2.51% of
                                                                                    the Retained Number

--------------------------------------------------------------------------------

      "Retained Number" means the quotient, rounded up to the next even integer, obtained by dividing (i) $130,000,000 by (ii) the Per Share Price.

                                       Shares                            Purchase Shares
                           -----------------------------    -------------------------------------
                           (1)            (2)                (3)                   (4)                   (5)
                           Common         Preferred Stock    Common Stock          Preferred Stock       Exercise Price
                           Stock
PART B:

Harold Booher                 500           --                   500                 --                   $ 42,300

Dirkson Charles               850           --                   850                 --                   $ 71,910

Frank Crampton                300           --                   300                 --                   $ 25,380

Glenn D'Alessandro            250           --                   250                 --                   $ 21,150

Bruce DeYoung                 300           --                   300                 --                   $ 25,380

Donald Fogelsanger          2,500           --                 2,500                 --                   $211,500

Richard Johnson               500           --                   500                 --                   $ 42,300

Terry Lindsey                 400           --                   400                 --                   $ 33,840

Roger Martin                1,500           --                 1,500                 --                   $126,900

Hal Miller                    500           --                   500                 --                   $ 42,300

Gregory Much                  300           --                   300                 --                   $ 25,380

Thomas Nemcheck               500           --                   500                 --                   $ 42,300

Kenneth Schwartz            1,500           --                 1,500                 --                   $126,900

Edward Searle                 300           --                   300                 --                   $ 25,380

John Skubina                  150           --                   150                 --                   $ 12,690

R. Welsch                     500           --                   500                 --                   $ 42,300

Jerry Wisener                 400           --                   400                 --                   $ 33,840

------------------------------------------------------------------------------------------------------------------
Total                      11,250           --                11,250                 --                   $951,750

                                         Shares                          Purchase Shares
                             -----------------------------    -------------------------------------
                             (1)           (2)                (3)                   (4)                        (5)
                             Common        Preferred Stock    Common Stock          Preferred Stock       Exercise Price
                             Stock

PART C:

Frank Crampton                1,000               --            1,000                 --                  $   40,000

Michael P. DeBlasio          10,000               --           10,000                 --                  $  400,000

Donald Fogelsanger            5,000               --            5,000                 --                  $  200,000

B. LaPenta                   10,000               --           10,000                 --                  $  400,000

F. Lanza                     10,000               --           10,000                 --                  $  400,000

Roger C. Martin              2,500               --             2,500                 --                  $  100,000

Kenneth M. Schwartz          12,000               --           12,000                 --                  $  480,000

Michael B. Targoff           10,000               --           10,000                 --                  $  400,000

Michael B. Targoff

Trust dated 05/10/80         10,000               --           10,000                 --                  $  400,000
------------------------------------------------------------------------------------------------------------------------
Total                        70,500               --           70,500                 --                  $2,820,000

                                   SCHEDULE II

                              SELLING STOCKHOLDERS

Bernard L. Schwartz
Loral Space & Communications Ltd.
600 Third Avenue
New York, New York  10016
Fax: (212) 661-8988

CBC Capital Partners, Inc.
380 Madison Avenue
12th Floor
New York, New York  10017
Fax: (212) 622-3101
Attention: Jeffrey C. Walker

Loral Space & Communications Ltd.
600 Third Avenue
New York, New York  10016
Fax: (212) 661-8988
Attention: General Counsel

Lehman Brothers Capital Partners II, L.P.
Lehman Brothers Merchant Banking Portfolio Partnership L.P.
Lehman Brothers Offshore Investment Partnership L.P.
Lehman Brothers Offshore Investment Partnership - Japan L.P.
3 World Financial Center
New York, New York  10285
Fax: (212) 526-3738
Attention: Alan Washkowitz

Harold Booher
Dirkson Charles
Frank Crampton
Glenn D'Alessandro
Bruce DeYoung
Donald Fogelsanger
Richard Johnson
Terry Lindsey
Roger C. Martin
Hal Miller
Gregory Much
Thomas Nemcheck
Kenneth M. Schwartz
Edward Searle
John Skubina
R. Welsch
Jerry Wisner
Michael P. DeBlasio
B. LaPenta

F. Lanza
Michael B. Targoff
Michael B. Targoff
Trust dated 05/10/80
c/o K & F Industries, Inc.
600 Third Avenue
New York, New York  10016
Fax: (212) 867-1182
Attention: Kenneth M. Schwartz
           Executive Vice President